SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2008

FBR CAPITAL MARKETS CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	20-5164223	001-33518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Director or Certain Officers; Election of Directors; Appointment of Certain                            Officers; Compensatory Arrangements of Certain Officers

     Effective as of September 16, 2008, J. Rock Tonkel, Jr. will no longer serve as an executive officer of FBR Capital Markets Corporation (the “Company”) and will be solely dedicated to Friedman, Billings, Ramsey Group, Inc. (“FBR Group”), which beneficially owns a majority of the issued and outstanding shares of the Company’s common stock, as that company’s President and Chief Operating Officer.

     Effective as of September 16, 2008, William J. Ginivan, the Company’s Executive Vice President and General Counsel, and Robert J. Kiernan, the Company’s Senior Vice President, Controller and Chief Accounting Officer, will no longer serve as executive officers of FBR Group and will be solely dedicated to the Company. The Company will assume full responsibility for the payment of Mr. Ginivan’s and Mr. Kiernan’s 2008 base salaries, which remain unchanged, and for all other future compensation payable to Messrs. Ginivan and Kiernan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR CAPITAL MARKETS CORPORATION
Date: September 19, 2008	By: /s/ Eric F. Billings Eric F. Billings Chairman and Chief Executive Officer